EXHIBIT 3.1
BYLAWS
of
PACIFICORP

As Amended Effective December 16, 2024

ARTICLE I
OFFICES
The principal office of the Company in the State of Oregon shall be in the City of Portland, County of Multnomah. The Company may have such other offices, either within or without the State of Oregon, as the Board of Directors may designate or as the business of the Company may, from time to time, require.

ARTICLE II
SHAREHOLDERS
2.1 Annual Meeting. The annual meeting of the shareholders shall be held on such date as may be fixed by the Board of Directors, at such time and place as are fixed by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.
2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chair of the Board, the President or the Board of Directors and shall be called by the Chair of the Board or the President upon the written demand, describing the purpose or purposes for which the meeting is to be held, signed, dated and delivered to the Company’s Secretary, of the holders of not less than one-tenth of all the outstanding votes of the Company entitled to be cast on any issue proposed to be considered at the meeting.
2.3 Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the State of Oregon, as may be designated by the Board of Directors. Shareholders may participate in a meeting by remote communication if so authorized by the Board of Directors. Meetings of the shareholders may be held solely by means of remote communication if so designated by the Board of Directors.
2.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which the meeting is called shall be delivered by the Company to each shareholder entitled to receive notice, either personally, by electronic transmission or by mail, not less than 10 nor more than 60 days before the date of the meeting.

2.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor, in the case of a meeting, less than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups.
2.6 Shareholders’ List for Meeting. After a record date for a meeting has been fixed, the Company shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Company shall make the shareholders’ list available at the meeting and any shareholder or the shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.
2.7 Quorum; Adjournment.
(a)Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter.
(b)A majority of votes represented at the meeting, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except as may be required by law. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.
(c)Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting. A new record date shall be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
2.8 Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Company’s Articles of Incorporation. Directors are elected by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. If any share of capital stock of the Company is entitled to more or less than one vote on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.
2.9 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder’s attorney-in-fact or by sending or authorizing an agent to send an electronic transmission indicating such proxy. An appointment of a proxy shall be effective when received by the Secretary or other officer of the Company authorized to tabulate votes. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.
2.10 Notice of Business. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a beneficial or record holder at the time of giving of the notice provided for in this Section 2.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company as follows: (a) for annual meetings, not less than 60 days nor more than 90 days prior to the date of the annual meeting, and (b) for other meetings, not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of such other meeting is given or made, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of such other meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. If the shareholder is not a shareholder of record at the time of giving the notice, the notice shall be accompanied by appropriate documentation of the shareholder’s claim of beneficial ownership. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.10. The officer presiding at the meeting shall, if in the officer’s opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of these Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a beneficial or record holder at the time of giving of notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that may be required to be disclosed in solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to serving as a director if elected and, to the extent necessary, to being named in the proxy statement as a nominee); and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. If the shareholder is not a shareholder of record at the time of giving the notice, the notice shall be accompanied by appropriate documentation of the shareholder’s claim of beneficial ownership. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.11. The officer presiding at the meeting shall, if in the officer’s opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.
2.12 Conduct of Meeting. The officer presiding at any meeting of the shareholders shall have authority to determine the agenda and order of business at the meeting and to adopt such rules and regulations as may be necessary or desirable to promote the fair and efficient conduct of the business of the meeting.
2.13 Action by Shareholders Without a Meeting.
(a)Record Date. If not otherwise determined under these Bylaws or by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a consent pursuant to this Section 2.13.

(b)Unanimous Written Consent. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the Company’s records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.
(c)Nonunanimous Written Consent. If the Articles of Incorporation so provide, any action required or permitted to be approved by a shareholder vote at a meeting of shareholders may be taken without a meeting if the action is approved by one or more written consents executed by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted and such nonunanimous consent is delivered to the Company for inclusion in the minutes or filing with the Company’s records. Action taken under this section is effective when the consent bears sufficient signatures to take such action, unless the consent specifies an earlier or later effective date. The Company must give written notice of the action taken by nonunanimous written consent promptly after the action is taken to (i) shareholders who did not consent in writing to the action and (ii) if required by law that notice of the proposed action be given to any nonvoting shareholders, to such nonvoting shareholders.

ARTICLE III
BOARD OF DIRECTORS
3.1 Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Board of Directors.
3.2 Number, Election and Qualification. The exact number of directors may, within the limits set forth in the Company’s Articles of Incorporation, be fixed and increased or decreased from time to time by resolution of the Board of Directors. Directors shall hold office for a term expiring at the next annual meeting of the shareholders following their election. Despite the expiration of a Director’s term, however, the director shall continue to serve until such Director’s successor is elected and qualified or the number of directors is decreased; and, provided further, that the term of any director who is also an employee of the Company shall expire at the date of the employee’s retirement as an employee. No reduction in the number of directors shall shorten the term of any incumbent director.
3.3 Regular Meetings. The Board of Directors may provide the time and place, either within or without the State of Oregon, for the holding of regular meetings of the Board of Directors without other notice.

3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.
3.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours (or shorter period if required under the circumstances) prior to the meeting by notice communicated in person, by telephone, electronically, by mail or private carrier. If mailed, notice shall be deemed effective when deposited in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. Notice by all other means shall be deemed effective when received by or on behalf of the director. Except as otherwise provided by law or in the Company’s Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.6 Quorum. One third of the total number of directors fixed in accordance with Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
3.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.
3.8 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. Any directorship not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; if the vacant office was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. A director elected to fill a vacancy shall be elected to serve until the next meeting of shareholders at which directors are elected or until a successor shall be elected and qualified or there is a decrease in the number of directors. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
3.9 Compensation. By resolution of the Board of Directors, the directors may be paid a reasonable compensation for their services as directors, and their expenses, if any, of attendance at each meeting of the Board of Directors; provided, that no director who is also a full-time officer or employee of the Company shall receive additional compensation as a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

3.10 Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless (a) the director’s dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before the adjournment thereof or to the Company immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director’s arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain shall not apply to a director who voted in favor of the action.
3.11 Committees. The Board of Directors, by resolution adopted by a majority of all the Directors in office when the action is taken, from time to time may establish, fix the membership, define the duties and appoint the members of each of such other committees of the Board of Directors as it shall determine. One-third of the members of each such other committee, but in no case fewer than two directors, shall be a quorum of the committee.
3.12 Meetings by Telecommunications. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting by use of any means of communication by which all persons participating may simultaneously hear each other during the meeting. Participation by such means shall be deemed presence in person at the meeting.
3.13 Action Without a Meeting. Any action which could be taken at a meeting of the Board of Directors or of any committee appointed by the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken is signed by each director or by each committee member. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such writing(s), or electronic transmission(s), which shall have the same effect as a unanimous vote of the Directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

ARTICLE IV
OFFICERS
4.1 Number. The officers of the Company shall be one or more Presidents, one or more Vice Presidents (who may be distinguished from one another by such designations as the Board of Directors may specify), a Secretary, a Treasurer, and if the Board of Directors shall deem such an officer desirable, a Controller. Each of the aforesaid officers shall be appointed by the Board of Directors. The Board of Directors shall designate one of the officers of the Company (who shall also be a Director of the Company) as Chief Executive Officer. Other officers and assistant officers may be appointed as determined by the Board of Directors. Any two or more offices may be held simultaneously by the same person.

4.2 Appointment and Term of Office. With the exception of the initial appointment of any new officer or assistant officer, or the initial election of an officer to another or different office, which may be at any meeting of the Board of Directors, the officers of the Company shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until such officer’s death, resignation, or removal from office in the manner hereinafter provided.
4.3 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The appointment of an officer does not itself create contract rights.
4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
4.5 Chair of the Board. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform other duties assigned by the Board of Directors.
4.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company.
4.7 President. The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.
4.8 Vice Presidents. Each of the Vice Presidents shall perform such duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.
4.9 Treasurer. The Treasurer shall perform the duties usually pertaining to such office and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors. The Treasurer shall give a bond for faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine.
4.10 Secretary. The Secretary shall have the responsibility for preparing minutes of all meetings of the directors and shareholders and for authenticating records of the Company. The Secretary shall in addition perform other duties assigned by the Chief Executive Officer or the Board of Directors.
4.11 Other Officers. Other officers and assistant officers shall perform such duties as from time to time may be assigned to each of them by the Chief Executive Officer or the Board of Directors.

4.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the Company.
ARTICLE V
INDEMNIFICATION
The Company shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

ARTICLE VI
ISSUANCE OF SHARES
6.1 Certificates of Shares.

(a)Shares of the Company may be represented by certificates or may be uncertificated. Certificates representing shares of the Company shall be in form determined by the Board of Directors. Such certificates shall be signed by the Chair of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Company or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles.

(b)Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the Company is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the Company retains a copy of the restriction. Every certificate issued when the Company is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge.
(c)All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors prescribes. Nothing in this Section 6.1 shall require the Company to issue a new certificate if the Corporation has determined that such shares shall be uncertificated.
6.2 Transfer of Shares. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed.
6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Company, with such powers and duties as the Board of Directors determines by resolution.
6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.
7.2 Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.
7.4 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors or officers of the Company designated by the Board of Directors may select; or be invested as authorized by the Board of Directors.
ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1 Seal. The seal of the Company, if any, shall be circular in form and shall bear an inscription containing the name of the Company and its state of incorporation.
8.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.
8.3 Waiver of Notice.
(a)A shareholder may at any time waive any notice required by these Bylaws, the Articles of Incorporation, or the provisions of any applicable law. Such waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Company for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
(b)A director may at any time waive any notice required by these Bylaws, the Articles of Incorporation, or the provisions of any applicable law. Except as set forth below, such waiver must be in writing, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
8.4 Engineering Decisions in Washington. Engineering decisions pertaining to any project or engineering activities in the State of Washington shall be made by the engineer designated by or in accordance with resolutions of the Board of Directors.
8.5 Oregon Control Share Act. Sections 60.801 to 60.816 of the Oregon Business Corporation Act, known as the “Oregon Control Share Act,” do not apply to acquisitions of the Company’s voting shares (as defined in the Oregon Control Share Act).

ARTICLE IX
AMENDMENTS
The Company’s Bylaws may be amended or repealed or new bylaws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Company entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof; or (b) by the affirmative vote of a majority of the entire Board of Directors given at any regular meeting of the Board, or any special meeting thereof.

Certificate

I, Angie G. Burcham, Corporate Secretary of PacifiCorp, a corporation organized under the laws of the State of Oregon, HEREBY CERTIFY that the foregoing printed pages, entitled on page 1 “Bylaws of PacifiCorp as Amended effective December 16, 2024” constitute a full and true copy of the Bylaws of said corporation as amended to the date of this certificate.

WITNESS my hand this 16th day of December 2024.

/s/ Angie G. Burcham
Corporate Secretary